EXHIBIT 99-1






FOR IMMEDIATE RELEASE
---------------------                      Contact:
Thursday, February 26, 2004                Neal E. Murphy
                                           Senior Vice President and Chief
                                             Financial Officer
                                           International Specialty Products Inc.
                                           (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
                          FOURTH QUARTER 2003 RESULTS
                          ---------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today fourth quarter 2003 net income of $0.2 million compared with net income of $11.1 million in the fourth quarter of 2002. The lower results were attributable to investment losses in the quarter, partially offset by higher operating income and reduced interest expense. Operating income in the fourth quarter of 2003 includes a $2.1 million charge for the write-off of production assets related to a discontinued product in the Industrial Chemicals business segment, while fourth quarter 2002 operating income included a $7.6 million charge for the write-off of deferred costs related to the Company's Linden, New Jersey property.

          Operating income in the fourth quarter of 2003 was $24.8 million compared with $16.6 million in the same period in 2002. Excluding the charges in each period mentioned above, operating income increased 11% to $26.9 million from $24.2 million in the fourth quarter of 2002 (see attached reconciliation of non-GAAP financial measures).

         Operating income for the Specialty Chemicals segment improved 40% to $29.2 million in the fourth quarter of 2003 compared with $20.8 million in the fourth quarter of 2002. The improved results for Specialty Chemicals were primarily attributable to the personal care, pharmaceutical and beverage product lines, mainly


                                  -continued-
due to manufacturing efficiencies, lower operating expenses, higher volumes and the favorable impact of the weaker U.S. dollar.

         The Industrial Chemicals segment recorded an operating loss of $6.1 million in the fourth quarter of 2003. Excluding the $2.1 million charge for the write-off of fixed assets mentioned above, the operating loss would be $4.0 million compared with operating income of $0.7 million in the fourth quarter of 2002. The Industrial Chemicals manufacturing operations are principally based in Europe and costs for this business have been adversely impacted by the stronger Euro. In addition, the results for the fourth quarter of 2003 were impacted by lower pricing due to current industry supply/demand imbalance.

           Operating income for the Mineral Products segment was $1.6 million in the fourth quarter of 2003 compared with $2.5 million in last year's fourth quarter. The decline was due to lower pricing and unfavorable manufacturing costs, primarily as a result of higher energy costs.

         Net sales for the fourth quarter of 2003 were $215.7 million compared with $203.1 million in the same period last year. The 6% increase in sales resulted from higher unit volumes in the Mineral Products segment and in the personal care, pharmaceutical and food product lines, and the favorable impact of the weaker U.S. dollar. These sales gains were partially offset by lower pricing in Industrial Chemicals and Mineral Products and lower unit volumes in the fine chemicals product line.

         Interest expense for the fourth quarter of 2003 was $18.0 million compared with $20.3 million in the fourth quarter of 2002. The $2.3 million (11%) decrease was primarily due to lower average borrowings and, to a lesser extent, lower average interest rates. Investment losses in the fourth quarter of 2003 totaled $6.6 million compared with investment income of $21.4 million in the same period in 2002, with the unfavorable results due to realized losses, partially offset by higher unrealized gains.


                                  -continued-

                               FULL YEAR RESULTS
                               -----------------

         For the year 2003, the Company recorded net income of $42.4 million compared with a net loss of $104.7 million in 2002. The results for 2003 include a $1.0 million after-tax cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." The results for 2002 included a $155.4 million goodwill impairment charge, effective January 1, 2002, for the cumulative effect of a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

         Income before the cumulative effect of changes in accounting principles was $43.4 million in 2003 compared with $50.7 million in 2002. The results for 2003 include $3.6 million of other operating charges, including a $2.1 million charge for the write-off of production assets related to a discontinued product in the Industrial Chemicals business segment and a $1.5 million charge for stock option payments related to ISP's going private transaction in the first quarter of 2003. The results for 2002 included $12.2 million of other operating gains related to the sale of the Company's FineTech business and to the termination and settlement of contracts and a $7.6 million other operating charge for the write-off of deferred costs related to the Company's Linden, New Jersey property. The year 2002 also included a $7.2 million pre-tax charge for the early retirement of debt.

         Operating income for the year 2003 was $128.8 million compared with $127.6 million in 2002. Excluding the operating gains and charges in each period discussed above, operating income on a comparable basis was $132.4 million and $123.0 million for 2003 and 2002, respectively (see attached reconciliation of non-GAAP financial measures). The higher operating income for the year 2003 includes improved results in the Company's Specialty Chemicals segment, partially offset by losses in the Industrial Chemicals segment and lower results in the Mineral Products segment.

          On a comparable basis, excluding the aforementioned gains and charges pertaining to Specialty Chemicals, operating income for the segment improved 33% to $127.0 million compared with $95.7 million in 2002. The improved results were primarily attributable to the personal care, pharmaceutical and beverage product lines, mainly due to manufacturing efficiencies, lower operating expenses, higher volumes and the favorable impact of the weaker U.S. dollar.

         The Industrial Chemicals segment recorded an operating loss of $11.5 million in 2003. Excluding the $2.1 million charge for the write-off of fixed assets mentioned above, the operating loss would be $9.4 million compared with operating income of $5.9 million last year. The results were mainly attributable to lower pricing, higher operating expenses and to the adverse impact of the stronger Euro and higher energy costs.

           Operating income for the Mineral Products segment was $13.9 million in 2003 compared with $20.9 million in 2002. The 34% decline was due to unfavorable manufacturing costs, primarily as a result of higher energy costs and, to a lesser extent, unfavorable pricing, partially offset by higher volumes.

         Net sales for 2003 were $892.9 million compared with $845.3 million in 2002. The 6% increase in sales resulted from higher unit volumes in the Industrial Chemicals and Mineral Products segments and in the pharmaceutical, food, beverage and personal care product lines and the favorable impact of the weaker U.S. dollar. These sales gains were partially offset by lower pricing in Industrial Chemicals, Mineral Products and personal care and lower volumes in the fine chemicals and performance chemicals product lines.

         Interest expense for 2003 was $75.8 million compared with $84.9 million in 2002. The $9.1 million (11%) decrease was due primarily to lower average


                                  -continued-
borrowings and, to a lesser extent, lower average interest rates. Investment income in 2003 was $14.9 million compared with $48.1 million in 2002, with the lower income attributable to realized losses in 2003, partially offset by higher unrealized gains. Other expense, net, for 2003 was $2.4 million compared with $6.8 million last year, with the lower expense due primarily to favorable foreign exchange.

          At the end of December 2003, the total debt for the Company was $823.3 million and cash and marketable securities were $326.1 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $623.3 million and cash and cash equivalents of $56.4 million as of the end of December 2003. Capital expenditures and acquisitions for the fourth quarter and full year 2003 were $19.9 million and $69.6 million, respectively. Depreciation and amortization expense was $15.8 million and $61.2 million for the fourth quarter and full year 2003, respectively.


                                  * * * * * *

         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.



         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.




                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                        SALES AND EARNINGS (UNAUDITED)
                                  (Millions)


                                                 Fourth Quarter              Twelve Months
                                             ----------------------      ----------------------
                                                 2002         2003         2002 (A)      2003
                                             ----------   ---------      ----------   ---------
Net sales................................... $    203.1   $   215.7      $    845.3   $   892.9
Cost of products sold.......................     (135.3)     (143.6)         (551.4)     (583.9)
Selling, general and administrative.........      (44.3)      (45.1)         (170.9)     (176.0)
Other operating gains and (charges), net....       (6.8)       (2.1)            5.4        (3.6)
Amortization of intangible assets...........       (0.1)       (0.1)           (0.8)       (0.6)
                                             ----------   ---------      ----------   ---------
Operating income............................       16.6        24.8           127.6       128.8

Interest expense............................      (20.3)      (18.0)          (84.9)      (75.8)
Investment income (loss)....................       21.4        (6.6)           48.1        14.9
Charge for early retirement of debt.........          -           -            (7.2)          -
Other expense, net..........................       (0.4)       (0.3)           (6.8)       (2.4)
                                             ----------   ---------      ----------   ---------
Income (loss) before income taxes and
  cumulative effect of changes in
  accounting principles.....................       17.3        (0.1)           76.8        65.5
Income tax (provision) benefit..............       (6.2)        0.3           (26.1)      (22.1)
                                             ----------   ---------      ----------   ---------
Income before cumulative effect of
  changes in accounting principles..........       11.1         0.2            50.7        43.4
Cumulative effect of changes in accounting
    principles, net of income tax benefit
    of $0.6 in 2003.........................          -           -          (155.4)       (1.0)
                                             ----------   ---------      ----------   ---------
Net income (loss)........................... $     11.1   $     0.2      $   (104.7)  $    42.4
                                             ==========   =========      ==========   =========
















(A) The Sales and Earnings summary for the year 2002 has been restated to reflect the adoption of FASB Statement No. 145, "Rescission of FASB No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." In the first quarter of 2002, the Company recognized an after-tax extraordinary charge of $4.7 million on the early retirement of debt. As a result of the adoption of FASB Statement No. 145, effective January 1, 2003, such loss on the early retirement of debt does not meet the definition of an extraordinary item and, therefore, the Sales and Earnings summary for the year 2002 was restated to reclassify the pre-tax charge of $7.2 million to a separate line item of pre-tax income. The tax benefit of $2.5 million related to this charge has been reclassified and is included in "Income taxes."



                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                 SALES AND EARNINGS (UNAUDITED) - (CONTINUED)
                                  (Millions)



                                                     Fourth Quarter               Twelve Months
                                                ----------------------      ----------------------
                                                   2002         2003           2002         2003
                                                ---------    ---------      ---------    ---------
Supplemental Business Segment Information:

Net sales (1):
     Specialty Chemicals.....................   $   145.2    $   153.0      $   600.8    $   623.4
     Industrial Chemicals....................        37.0         36.9          149.4        165.5
     Mineral Products........................        20.9         25.8           95.1        104.0
                                                ---------    ---------      ---------    ---------
Net sales....................................   $   203.1    $   215.7      $   845.3    $   892.9
                                                =========    =========      =========    =========

Operating income (1):
     Specialty Chemicals.....................   $    20.8    $    29.2      $   107.9    $   125.9
     Industrial Chemicals....................         0.7         (6.1)           5.9        (11.5)
     Mineral Products........................         2.5          1.6           20.9         13.9
                                                ---------    ---------      ---------    ---------
     Total segment operating income..........        24.0         24.7          134.7        128.3
     Unallocated corporate office............         0.2          0.1            0.5          0.5
     Write-off of deferred costs.............        (7.6)           -           (7.6)           -
                                                ---------    ---------      ---------    ---------
Operating income.............................   $    16.6    $    24.8      $   127.6    $   128.8
                                                =========    =========      =========    =========

Depreciation and amortization of
   intangible assets.........................   $    15.4    $    15.8      $    58.3    $    61.2
Capital expenditures and acquisitions........   $    19.4    $    19.9      $    61.9    $    69.6
















(1) Effective January 1, 2003, the Company changed the composition of its reportable segments to be consistent with the current structure of the Company's businesses. Over the last several years, the Company has increased its focus on its higher margin consumer-oriented businesses. Consistent with that business focus, the Company now reports three business segments: Specialty Chemicals, Industrial Chemicals and Mineral Products. The Company's Specialty Chemicals segment consists of the personal care, pharmaceutical, food, beverage, performance chemicals and fine chemicals product lines. Sales and operating income by business segment for the fourth quarter and twelve months ended December 31, 2002 have been restated to conform with the 2003 presentation.




                                  -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                 SALES AND EARNINGS (UNAUDITED) - (CONTINUED)
                                   (Millions)



                                                       Fourth Quarter          Twelve Months
                                                     ------------------      ------------------
                                                       2002       2003         2002       2003
                                                     -------    -------      -------    -------
Reconciliation of non-GAAP financial measures (1):

Operating income per GAAP..........................  $  16.6    $  24.8      $ 127.6    $ 128.8
Non-GAAP adjustments:
     Less: Other operating (gains) charges(2)......      7.6        2.1         (4.6)       3.6
                                                     -------    -------      -------    -------
Operating income, as adjusted......................  $  24.2    $  26.9      $ 123.0    $ 132.4
                                                     =======    =======      =======    =======

Supplemental Business Segment Information:
Operating income:
  Operating Income per GAAP-Specialty Chemicals....  $  20.8    $  29.2      $ 107.9    $ 125.9
  Non-GAAP adjustments.............................        -          -        (12.2)       1.1
                                                     -------    -------      -------    -------
  Operating Income-Specialty Chemicals as adjusted.  $  20.8    $  29.2      $  95.7    $ 127.0
                                                     =======    =======      =======    =======

  Operating Income (Loss) per GAAP-Industrial
    Chemicals......................................  $   0.7    $  (6.1)     $   5.9    $ (11.5)
  Non-GAAP adjustments.............................        -        2.1            -        2.3
                                                     -------    -------      -------    -------
  Operating Income (Loss)-Industrial Chemicals
     as adjusted...................................  $   0.7    $  (4.0)     $   5.9    $  (9.2)
                                                     =======    =======      =======    =======

  Operating Income per GAAP-Mineral Products.......  $   2.5    $   1.6      $  20.9    $  13.9
  Non-GAAP adjustments.............................        -          -            -        0.2
                                                     -------    -------      -------    -------
  Operating Income-Mineral Products as adjusted....  $   2.5    $   1.6      $  20.9    $  14.1
                                                     =======    =======      =======    =======

  Total segment operating income as adjusted.......  $  24.0    $  26.8      $ 122.5    $ 131.9
  Unallocated corporate office per GAAP............      0.2        0.1          0.5        0.5
                                                     -------    -------      -------    -------
  Operating income, as adjusted....................  $  24.2    $  26.9      $ 123.0    $ 132.4
                                                     =======    =======      =======    =======




(1) As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

(2) Non-GAAP adjustments in the fourth quarter of 2003 represent a $2.1 million other operating charge for the write-off of production assets related to a discontinued product in the Industrial Chemicals segment. The non-GAAP adjustment for the fourth quarter of 2002 represented a $7.6 million write-off of deferred costs related to the Company's Linden, New Jersey property. This charge was not allocated to the Company's current operating business segments because the Linden property is a nonoperating property held for use. In addition to the non-GAAP adjustments discussed above, non-GAAP adjustments for the year 2003 include an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction. Non-GAAP adjustments in 2002 also included other operating gains of $12.2 million, consisting of a gain of $2.8 million for a contract termination related to the sale of the Company's FineTech business, a $5.5 million gain from the sale of the FineTech business and a $3.9 million gain on a contract settlement.